EXHIBIT F
                             CSW INTERNATIONAL, INC.
                   CSW AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                             As of December 31, 1996
                                   (UNAUDITED)
                                   (millions)

                    KVA                                    $5.5
                    Newgulf                               $16.5
                    SEEBOARD*                            $829.0
                    Enertek S.A. de C.V.                  $27.8
                    Guna                                   $0.4
                                                       --------
                                                         $879.2
                                                       ========

            *SEEBOARD plc is an indirect wholly owned subsidiary of
                          CSW International Two, Inc.